CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated July 22, 2014, relating to the financial statements and financial highlights, which appear in the May 31, 2014 Annual Reports to Shareholders of Columbia Dividend Opportunity Fund, Columbia High Yield Bond Fund, Columbia Diversified Equity Income Fund, Columbia Small/Mid Cap Value Fund (formerly known as Columbia Mid Cap Value Opportunity Fund), Columbia U.S. Government Mortgage Fund, Columbia Seligman Communications and Information Fund, Columbia Select Large-Cap Value Fund, Columbia Select Smaller-Cap Value Fund, Columbia Commodity Strategy Fund, Columbia Multi-Advisor Small Cap Value Fund, Columbia Absolute Return Multi-Strategy Fund, Columbia Absolute Return Enhanced Multi-Strategy Fund, Columbia Absolute Return Emerging Markets Macro Fund, Columbia Flexible Capital Income Fund, Active Portfolios® Multi-Manager Value Fund (formerly known as Columbia Active Portfolios® – Diversified Equity Income Fund) and Columbia Mortgage Opportunities Fund (sixteen of the funds constituting Columbia Funds Series Trust II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

September 26, 2014